UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2020
CEC ENTERTAINMENT, INC.
(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Market Place Blvd, Suite 200 Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)
(972) 258-8507
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Operational Update
 The rapid and widening spread of the novel coronavirus (“COVID-19”) outbreak is severely and extensively impacting restaurant and entertainment businesses, given their sensitivity to consumer demand.
As previously disclosed on March 16, 2020, CEC Entertainment, Inc. (the “Company”) has suspended on-premise dining, entertainment and arcade rooms at all company-operated Chuck E. Cheese and Peter Piper Pizza venues as a safety precaution in response to the COVID-19 pandemic. The Company now expects this suspension to extend until at least April 10, 2020. Initially, all the Company’s 551 Company-operated Chuck E. Cheese and Peter Piper Pizza venues remained open for carry-out and third-party delivery. The Company has now suspended all operations in 38 venues, primarily due to sales performance and mall closures stemming from the pandemic, and we are considering suspending all operations at approximately 50 additional venues next week.
For Chuck E. Cheese, third-party delivery and carry-out have not been a key strategy. However, to retain key personnel (such as venue general managers) and generate some level of revenue, the Company has shifted its focus to carry-out and third-party delivery business via third-party services offered by DoorDash, Uber Eats and GrubHub. Peter Piper Pizza continues to offer carry-out and third-party delivery via DoorDash and Uber Eats and has debuted additional value-priced packages during this time.
The Company has taken several actions to mitigate the impact of venue closures, including reducing hours of operation and staffing levels at the venues, furloughing over 50% of its support center personnel, suspending all discretionary spend and reducing capital expenditures. In the near term, the Company expects each venue to sustain a loss while on-premise dining, entertainment and arcade rooms are closed. Also, as the Company cannot reasonably estimate the impact of COVID-19 on its business at this time, the Company is withdrawing its guidance on expected capital expenditures for fiscal 2020 provided on its fourth quarter 2019 conference call and in its Annual Report on Form 10-K for the year ended December 29, 2019.
In the first quarter, which is traditionally the Company’s busiest quarter from a seasonality perspective, quarter to date comparable venue sales through March 26, 2020 are down approximately 18% compared to the comparable period for last year, and down approximately 43% for the month to date period through the same date. Comparable venue sales from March 17 (when on-premise dining and game play were suspended) through March 26, 2020 are down approximately 94%. The duration of closures and pace of a rebound once venues reopen is uncertain at this time.
As previously disclosed on March 18, 2020, the Company borrowed $105 million that was available under the Company’s senior secured revolving credit facility (the “Revolving Credit Facility”). The material terms relating to the Company’s senior secured credit facilities, including the Revolving Credit Facility, are described in Note 11 (“Indebtedness and Interest Expense”) to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019 that was filed with the Securities and Exchange Commission on March 12, 2020, and the Form 8-K that was filed on March 18, 2020.
The Company increased its borrowings under its Revolving Credit Facility as a precautionary measure in order to increase its cash position and preserve financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak.
The Revolving Credit Facility includes a springing financial maintenance covenant that requires the Company’s net first lien senior secured leverage ratio (as defined in the Revolving Credit Facility) not to exceed 5.25 to 1.00. This covenant is required to be tested quarterly if the Revolving Credit Facility is more than 30% drawn (excluding outstanding letters of credit) and will be a condition to drawings under the Revolving Credit Facility that would result in more than 30% being drawn thereunder. As a result of borrowing more than 30% under the Revolving Credit Facility, the Company is now required to satisfy the springing maintenance covenant at the end of each quarter.
Due to the uncertainties associated with the COVID-19 pandemic, the Company cannot provide further guidance at this time. The Company will provide a further update during its first quarter earnings release and call.

Risk Factor Update
The following risk factor is intended to be an update to the Risk Factors found in the Company’s 2019 Annual Report. For additional risks impacting the Company see the section entitled “Risk Factors,” including risk factors regarding our indebtedness, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019 that was filed with the Securities and Exchange Commission on March 12, 2020.
Public health issues could adversely affect our consolidated financial results.
Our business may be impacted by certain public health issues including epidemics, pandemics and the rapid spread of certain illnesses and contagious diseases. Such public health issues, including those outside of the U.S., may (i) make travel to particular regions more difficult, impacting our ability to pursue opportunities in those areas (ii) impact our supply chain; and (iii) limit our access to labor in areas impacted by the health issues. Also, to the extent our customers feel uncomfortable visiting public locations, particularly locations with a large number of children, due to a perceived risk of public exposure to a public health issue, we could experience a reduction in customer traffic. Government agencies may also issue guidance or warnings that could discourage guests or cast members from traveling to our venues. Any of these factors may adversely affect our consolidated financial results.
For example, the outbreak of the novel coronavirus (“COVID-19”) has disrupted the Company’s restaurant operations beginning in February 2020. As of the time of this Form 8-K, most of our 550 Company-operated venues are open for carry-out and third-party delivery orders only. We have suspended all operations in 38 venues, primarily due to sales performance and mall closures, and we are considering suspending all operations at approximately 50 additional venues next week. Governmental restrictions, health agency guidance regarding social distancing and public perceptions of the risks associated with the COVID-19 pandemic have caused and may continue to cause a suspension of on-premise dining, entertainment and arcade rooms, and as a consequence a steep reduction in customer traffic. We expect the COVID-19 pandemic to negatively impact our financial results and such impact will be significant to our financial results in 2020. The degree of significance is dependent upon the longevity and severity of the pandemic and the pace of the rebound once this pandemic is over. The pandemic could also be material to our longer-term financial results and condition based upon the same factors.
Cautionary Statement Regarding Forward-Looking Statements
The Company has made statements in this filing and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters. Any forward-looking statement made in this filing speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. The Company cautions that these statements are subject to risks and uncertainties, many of which are outside of the Company’s control and could cause future events or results to be materially different from those stated or implied in this document, or to occur at all, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2019 that was filed with the Securities and Exchange Commission on March 12, 2020, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: March 27, 2020	By:	/s/ James A. Howell
James A. Howell
Executive Vice President and Chief Financial Officer

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